CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form N1-A (“Registration Statement”) of our report, on the financial statements and financial highlights included in the May 31, 2016 Annual Report to Shareholders dated July 11, 2016 of the Putnam Dynamic Asset Allocation Equity Fund, a series of Putnam Funds Trust. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm and Financial Statements” and “Other Disclosures” in such Registration Statement

PricewaterhouseCoopers LLP

Boston, Massachusetts

August 24, 2016